UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2011

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Irvington Road, Omaha NE 68122
(Address of principal executive offices) (Zip Code)

402-331-3727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFO 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2011, AMCON Distributing Company ("AMCON or "Company") signed a definitive agreement to acquire to the convenience store distribution assets of the L.P. Shanks Company (“Seller”) for approximately $16.4 million. The transaction closed on May 27, 2011 and included the purchase of accounts receivable, inventory, fixed assets, and the Seller’s customer list. The Company also entered into certain warehouse leases with the Seller. The transaction was funded with $13.3 million from the Company’s revolving credit facility and the issuance of $3.1 million in promissory notes to the Seller.

On May 27, 2011, the Company amended its revolving credit facility with Bank of America, N.A.  The amendment increased the Company’s aggregate principal available under its revolving credit facility with Bank of America, N.A. from $55.0 million to $70.0 million.  The remaining material terms and provisions of the credit facility were not amended.

The forgoing is a summary of the material terms of the above agreements, and does not purport to be a complete discussion thereof.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the new agreements which are attached as exhibits hereto.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described in "Item 1.01. Entry into a Material Definitive Agreement" of this report, on May 27, 2011 the Company completed the acquisition of the assets of L.P. Shanks Company. The information set forth under "Item 1.01.  Entry into a Material Definitive Agreement" in this report is incorporated herein by reference.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in "Item 1.01. Entry into a Material Definitive Agreement" of this report, on May 27, 2011 the Company amended its credit facility with Bank of America, N.A. to increase the aggregate principal available from $55.0 million to $70.0 million. The information set forth under "Item 1.01.  Entry into a Material Definitive Agreement" in this report is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE

A copy of the Company's press release issued May 31, 2011, is furnished herewith as Exhibit 99.1 and is attached hereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

 (d)           Exhibits

10.1	Asset Purchase Agreement dated March 26, 2011.

10.2	First Amendment to Second Amended and Restated Credit Agreement dated March 27, 2011.

99.1	Press Release of AMCON Distributing Company dated May 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY
(Registrant)

Date: May 31, 2011	/s/ Andrew C. Plummer
	Name:	Andrew C. Plummer
	Title:	Vice President & Chief Financial Officer